FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of July 25, 2014 (this "Amendment"), relating to the Credit Agreement referenced below, is by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders identified on the signature pages hereto (the "Lenders"), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

WITNESSETH

WHEREAS, a credit facility has been extended to the Borrower pursuant to the terms of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of October 31, 2011 (as amended and modified from time to time, the "Credit Agreement") among the Borrower, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrower has formed a wholly-owned Subsidiary, Perma-Fix Canada, Inc., an entity organized in Halifax, Nova Scotia ("Perma-Fix Canada") that is required to become a Guarantor under the Credit Agreement;

WHEREAS, in connection with Perma-Fix Canada becoming a Guarantor under the Credit Agreement, modifications to the Credit Agreement are needed;

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. The Credit Agreement is amended as set forth below:

(a) Section 1.3 is amended by adding a new sentence to the end of the Section to read as follows:

"Notwithstanding the foregoing, and where the context so requires, any term defined in this Agreement by reference to the Uniform Commercial Code shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act and Securities Transfer Act of each applicable province and territory

of Canada), in all cases for the extension, preservation or betterment of the security and rights in the Collateral."

(b) Schedules 4.5, 5.2(a) and 5.2(b) to the Credit Agreement are replaced with new Schedules 4.5, 5.2(a) and 5.2(b) attached hereto and incorporated herein by reference.

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Borrower, the Required Lenders and the Agent;

(b) the execution of the First Amendment to Pledge Agreement by the Borrower and the Agent;

(c) receipt by the Agent of the original stock certificate of Perma-Fix Canada and an executed blank stock power for the certificate;

(d) the execution by Perma-Fix Canada of the Agreement to be Bound by Guaranty and the General Security Agreement;

(e) receipt by the Agent of a certificate of Perma-Fix Canada executed by an appropriate officer of Perma-Fix Canada certifying:

(i) the constating documents (including any amendments, modifications or supplements thereof or thereto), which shall be attached thereto, are complete and correct copies and that such constating documents have not been further amended, modified or supplemented and are in full force and effect;

(ii) the resolutions of Perma-Fix Canada and all other authorizations necessary to authorize the execution and delivery of and the performance by Perma-Fix Canada of its obligations under the Agreement to be Bound by Guaranty and the General Security Agreement; and

(iii) all locations where Perma-Fix carries on business and its chief executive office.

(f) receipt by the Agent of an incumbency certificate of the Secretary or Assistant Secretary of Perma-Fix Canada as to the incumbency and signature of the officers of Perma-Fix Canada executing the documents to which it is a party or any certificate or other documents to be delivered by it, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(g) receipt by the Agent of a good standing certificate (or Canadian equivalent) of Perma-Fix Canada dated not more than thirty days prior to the date of this Amendment, issued by the appropriate official of Perma-Fix Canada's jurisdiction of organization;

(h) receipt by the Agent of confirmation of filing all financing statements under the Uniform Commercial Code and Personal Property Security Act as are necessary or appropriate, in Agent's discretion, to perfect the security interests in the collateral of Perma-Fix Canada;

(i) receipt by the Agent of insurance certificates for Perma-Fix Canada or evidence that Perma-Fix Canada has been added to the insurance certificates of the Borrower;

(j) receipt by the Agent of a legal opinion from counsel to Perma-Fix Canada, including, without limitation, opinions with respect to the due authorization, execution and delivery and enforceability of the Agreement to be Bound by Guaranty and the General Security Agreement;

(k) receipt by the Agent of lien searches for Perma-Fix Canada; and

(l) receipt by the Agent of such other documents as the Agent or the Lenders may reasonably request.

3. Representations and Warranties. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4. Acknowledgments, Affirmations and Agreements. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

5. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

6. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent's legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER: PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: [signature]
Name: B. NACCARATO
Title: CFO

AGENT AND LENDER: PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent and as Lender

By:____________________
Name:____________________
Title:____________________

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:____________________________
Name:__________________________
Title:___________________________

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent and as Lender

By: [signature]
Name: ALEX M. COUNCIL
Title: VICE PRESIDENT

Schedule 4.5

Equipment and Inventory Locations, Places of Business;
<u>Chief Executive Offices; Locations of Real Property</u>

I. PESI Equipment and Inventory Locations

a. *Current Operations*

1. Perma-Fix Environmental Services, Inc.
8302 Dunwoody Place Suite 250
Atlanta, Georgia 30350

2. Schreiber, Yonley and Associates, Inc.
16252 Westwood Business Park Dr.
Ellisville, MO 63021

3. East Tennessee Materials and Energy Corporation
2010 HWY 58
Oak Ridge, TN 37830-1020

4. Perma-Fix of Florida, Inc.
1940 NW 67th Place
Gainesville, FL 32653

5. Perma-Fix Northwest Richland, Inc.
2025 Battelle Blvd
Richland WA

6. Perma-Fix Northwest, Inc.
2025 Battelle Blvd
Richland WA

7. Perma-Fix of South Georgia, Inc.[1]
1612 James P. Rodgers Circle
Valdosta, GA 31601

8. Diversified Scientific Services, Inc.
657 Gallaher Road
Kingston TN 37763

b. *Discontinued Operations*

1. Perma-Fix of Maryland, Inc. [1]
8302 Dunwoody Place Suite 250
Atlanta, Georgia 30350

2. Perma-Fix of Dayton, Inc. [1]
8302 Dunwoody Place Suite 250
Atlanta, Georgia 30350

3. Perma-Fix Treatment Services, Inc. [1]
8302 Dunwoody Place Suite 250
Atlanta, Georgia 30350

4. Perma-Fix of Pittsburgh, Inc.[1]
8302 Dunwoody Place
Suite 250
Atlanta, Georgia 30350

5. Perma-Fix of Michigan, Inc. [1]
8302 Dunwoody Place
Suite 250
Atlanta, Georgia 30350

6. Perma-Fix of Memphis, Inc. [1]
8302 Dunwoody Place
Suite 250
Atlanta, Georgia 30350

II. SEHC Equipment and Inventory Locations

1. SEC Corporate Office
   2800 Solway Road
   Knoxville, TN 37931

2. Instrumentation & Calibration Lab
   10512 Lexington Drive
   Suite 200
   Knoxville, TN 37932

3. Kentucky Regional Office
   26 E. 9th St.
   Newport, KY 41071

4. Various Oak Ridge
   ORNL
   Flight Station

5. SEC Limited Headquarters
   Unit 5 Newburn Bridge Road
   Blaydon On Tyne Tyne and Wear
   NE 21 4NT — UK

6. West Valley 9
   EMCBC – West Valley
   10282 Rock Springs Road
   West Valley, NY 14171-9799
   (rented) Trailer with owned Rad Instruments

7. Iluka – 1223 Warner Road
   Green Cave Springs, FL 32043
   1 Vehicle with Rad Instruments

8. RXR Glen Isle Holding Company, LLC
   625 RXR Plaza
   Uniondale, NY 11556

9. Safety Light-Kemron
   4150 Old Berwick Road
   Bloomsburg, PA 17815

10. Sumitomo
    7 Malcolm Avenue
    Teterboro, NJ 07608

11. Puducah Tanks
    5600 Hobbs Road
    Kevil, Kentucky 42053

12. Whiteshell Laboratories
    Building 408
    Pinawa, MB Canada ROE-ILO

III. PESI Places of Business

See list of addresses under PESI Equipment and Inventory set forth above.

Also: Perma-Fix Canada Inc.
1 Yonge St., Suite 1801
Toronto, Ontario
M5E 1W7

IV. SEHC Places of Business

See list of addresses under SEHC Equipment and Inventory set forth above.

V. Chief Executive Offices of Borrower

Perma-Fix Environmental Services, Inc.
8302 Dunwoody Place, Suite 250
Atlanta, Georgia 30350

VI. Locations of PESI's Real Property

PESI Real Property Owned

1. Perma-Fix of Florida, Inc.
   1940 NW 67th Place
   Gainesville, FL 32653

2. Perma-Fix of Florida, Inc.
   2010 NW 67th Place
   Gainesville, FL 32653

3. Perma-Fix Northwest
   Richland, Inc.
   2025 Battelle Blvd
   Richland WA 99354

4. Perma-Fix of Michigan, Inc.[1]
   18550 Allen Road Brownstown,
   MI 48192

5. Perma-Fix of South Georgia, Inc.[1]
   1612 James P. Rodgers Cr
   Valdosta, GA 31601

6. Diversified Scientific Services, Inc.
   657 Gallaher Road
   Kingston, TN 37763

7. Perma-Fix of Memphis, Inc. [1]
   901 East Bodley
   Memphis, TN 38106

PESI Real Property Leased

The information set forth in the exhibits to Schedule 1.2(b), "Permitted Encumbrances," is incorporated herein by reference.

VII. Locations of SEHC's Real Property

SEHC does not own any real property. The information set forth in the exhibits to Schedule 1.2(b), "Permitted Encumbrances," is incorporated herein by reference.

[1] This entity is classified as a discontinued operation for accounting purposes. All notices should be sent to 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

Schedule 5.2(a)

States of Formation, Qualification and Good Standing of Credit Parties

	Subsidiary	State/Province of Formation	State/Province(s) in Which Qualified To Do Business
PESI			
1.	Perma-Fix Environmental Services, Inc.	Delaware	Georgia
2.	Diversified Scientific Services, Inc.	Tennessee	Alabama
3.	East Tennessee Materials and Energy Corporation	Tennessee	Washington
4.	Perma-Fix Northwest, Inc.	Washington	
5.	Perma-Fix Northwest Richland, Inc.	Washington	
6.	Perma-Fix of Florida, Inc.	Florida	
7.	Schreiber, Yonley & Associates, Inc.	Missouri	
8.	Safety and Ecology Radcon Alliance, LLC	Nevada	Tennessee
9.	Perma-Fix Environmental Services UK Limited	UK	
10.	Perma-Fix Canada, Inc.	Nova Scotia	Manitoba, Ontario, Saskatchewan
PESI DISCONTINUED OPERATIONS [1]			
11.	Perma-Fix of South Georgia, Inc.	Georgia	
SEHC			
12.	Safety & Ecology Holdings Corporation	Nevada	Tennessee
13.	Safety and Ecology Corporation	Nevada	California, Washington, New Mexico, Pennsylvania, Kentucky, Ohio, Louisiana, New York, Maryland, Florida, Mississippi, Michigan, Iowa, Illinois, Tennessee, Oregan, North Carolina, South Carolina, New Jersey, Nevada
14.	SEC Federal Services Corporation	Nevada	Tennessee

[1] These entities are classified as discontinued operations for accounting purposes.

.Schedule 5.2(b)

Subsidiaries of Borrower; Ownership

Subsidiary	Ownership
PESI	
1. Diversified Scientific Services, Inc.	100% by Borrower
2. East Tennessee Materials and Energy Corporation	Common Stock 100% by Borrower Series B Preferred Stock[3] owned by:

Owner	Shares
Donna Abraham	9,573
Thomas J. Abraham	9,197
Joe W. Anderson	116,449
Joy Anderson	116,449
Russell R. and Cindy E. Anderson	64,193
Charitable Remainder Unitrust of William Paul Cowell, Kevin Cowell, Trustee	41,482
Joe B. and Angela H. Fincher	82,588
Robert Parker	14,078
PDC 401k Plan and Trust	180,530
MTI	136,531
Performance Development Corporation	414,179
Richard William Schenk, Trustee of the Richard Schenk Trust Dated November 5, 1998	41,294
Talahi Partners	58,187

Subsidiary	Ownership
3. Perma-Fix of Florida, Inc.	100% by Borrower
4. Perma-Fix Northwest, Inc.	100% by Borrower
5. Perma-Fix Northwest Richland, Inc.	100% by Perma-Fix Northwest, Inc.
6. Schreiber, Yonley and Associates, Inc.	100% by Borrower
7. Safety and Ecology Radcon Alliance, LLC	100% by Borrower
8. Perma-Fix Environmental Services UK Limited	100% by Borrower
9. Perma-Fix Canada Inc.	100% by Borrower
PESI DISCONTINUED OPERATIONS[4]	
10. Perma-Fix of Dayton, Inc.	100% by Borrower
11. Perma-Fix of Memphis, Inc.	100% by Borrower
12 Perma-Fix of Michigan, Inc.	100% by Borrower
13. Perma-Fix of Orlando, Inc.[5]	100% by Borrower

[3] There are 1,284,730 outstanding shares of no par value, non-voting, Series B Preferred Stock of East Tennessee Materials and Energy Corporation.

[4] These entities are classified as discontinued operations for accounting purposes.

[5] Borrower sold substantially all of the assets of Perma-Fix of Orlando, Inc. ("PFO") to Triumvirate Environmental, Inc., ("TEI") pursuant to the terms of that certain Asset Purchase Agreement, dated August 12, 2011, by and among Borrower, PFO, TEI, and Triumvirate Environmental (Florida).

14.	Perma-Fix of South Georgia, Inc.	100% by Borrower
15.	Perma-Fix Treatment Services, Inc.	100% by Borrower
SEHC		
16.	Safety & Ecology Holdings Corporation	100% by Borrower
17.	Safety & Ecology Corporation	100% by Safety & Ecology Holdings Corporation
18.	Safety & Ecology Corporation Limited	100% by Safety & Ecology Holdings Corporation
19.	SEC Federal Services Corporation	100% by Safety & Ecology Holdings Corporation
20.	SEC Radcon Alliance, LLC	100% by Safety & Ecology Holdings Corporation